EXHIBIT 10.11

EXECUTION COPY

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of the 8th day of December, 2006 by and among HOPKINS CAPITAL GROUP II, LLC (“Hopkins”), FRANCIS E. O’DONNELL, JR. (“O’Donnell”), KATHLEEN M. O’DONNELL, TRUSTEE OF THE FRANCIS E. O’DONNELL, JR. IRREVOCABLE TRUST (the “O’Donnell Trust”), DENNIS L. RYLL (“Ryll”), RONALD E. OSMAN (“Osman”), ALAN M. PEARCE (“Pearce”), STEVEN ARIKIAN (“Arikian”), STEVEN J. STOGEL (“Stogel”), DONALD L. FERGUSON (“Ferguson”) and DONALD L. FERGUSON, TRUSTEE OF THE DONALD L. FERGUSON REVOCABLE TRUST (the “Ferguson Trust”) (O’Donnell, the O’Donnell Trust, Ryll, Osman, Pearce, Arikian, Stogel, Ferguson and the Ferguson Trust, whether one or more, hereinafter called “Individual Guarantor” in the singular), BIOVEST INTERNATIONAL, INC., a Delaware corporation (“Biovest”) (Biovest and the Individual Guarantors, whether one or more, hereinafter called “Guarantor” in the singular) to and for the benefit of U.S. BANCORP COMMUNITY INVESTMENT CORPORATION, a Delaware corporation (“USB”), and with respect to the guaranty set forth in Section 2B hereof, ST. LOUIS NEW MARKETS TAX CREDIT FUND-II, LLC, a Missouri limited liability company (the “CDE”), and its managing member, ST. LOUIS DEVELOPMENT CORPORATION, a Missouri nonprofit corporation (“SLD”).

RECITALS

WHEREAS, the CDE has received a sub-allocation of New Markets Tax Credits (the “Tax Credits”) under Section 45D of the Internal Revenue Code of 1986, as amended, and the rules an regulations promulgated thereunder (collectively, the “Code”).

WHEREAS, AutovaxID Investment LLC, a Missouri limited liability company (the “Fund”) has contributed equity to the CDE (the “QEI Contribution”), which equity is expected to constitute a “qualified equity investment” (“QEI”) under the New Markets Tax Credit program authorized by Section 45D of the Code (the “NMTC Program”).

WHEREAS, the QEI Contribution is being funded in part with the proceeds of equity contributed to the Fund by USB. The proceeds of the QEI Contribution will be used by the CDE to fund a loan to AutovaxID, Inc., a Florida corporation (“Borrower”), in the original principal amount of $7,700,000 (the “CDE Loan”), which is expected to constitute a “qualified low-income community investment” under the NMTC Program.

WHEREAS, the Tax Credits claimable by USB in connection with the QEI Contribution have allowed USB to provide the QEI Contribution to the CDE on more favorable terms, which in turn has allowed the CDE to provide the CDE Loan to Borrower on more favorable terms and, as a result, Borrower believes that it shall substantially benefit, directly or indirectly, from the making of the QEI Contribution.

WHEREAS, the Borrower is primarily engaged in the business of manufacturing automated cell production instruments within a United States population census tract number which constitutes a Low-Income Community under the NMTC Program, and the proceeds of the CDE Loan will be used to finance certain activities of Borrower associated with the foregoing activities.

WHEREAS, in connection with the foregoing and concurrently herewith, USB and Borrower have entered into that certain Tax Credit Reimbursement and Indemnity Agreement (the “Indemnity”).

WHEREAS, each Guarantor is an owner (directly or indirectly) of Borrower, USB’s acquisition of a membership interest in the Fund is of material benefit to each Guarantor, and without this Guaranty, USB would not acquire a membership interest in, or make its contribution to, the Fund.

WHEREAS, to induce USB to acquire a membership interest in, and make its equity contribution to, the Fund, each Guarantor has agreed to enter into this Guaranty.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, each hereby covenants and agrees to and for the benefit of USB as follows:

1. Notwithstanding anything to the contrary set forth herein, as used herein, the terms “several”, “severally”, “joint and several” or “jointly and severally” as they relate to the Guaranteed Indemnity Obligations hereunder mean:

(A) The obligation of Hopkins, O’Donnell and the O’Donnell Trust, collectively, as to any liability covered hereby shall be several and not joint and several with the liability of O’Donnell and the O’Donnell Trust, collectively, not to exceed 25.84% of any such liability for a maximum aggregate liability of $1,150,000, and as limited hereby may be enforced at the option of USB against each Guarantor of Guaranteed Indemnity Obligations severally;

(B) The obligation of Ryll as to any liability covered hereby shall be several and not joint and several with the liability of Ryll not to exceed 22.47% of any such liability for a maximum aggregate liability of $1,000,000, and as limited hereby may be enforced at the option of USB against each Guarantor of Guaranteed Indemnity Obligations severally;

(C) The obligation of Osman as to any liability covered hereby shall be several and not joint and several with the liability of Osman not to exceed 22.47% of any such liability for a maximum aggregate liability of $1,000,000, and as limited hereby may be enforced at the option of USB against each Guarantor of Guaranteed Indemnity Obligations severally;

(D) The obligation of Pearce as to any liability covered hereby shall be several and not joint and several with the liability of Pearce not to exceed 11.24% of any such liability for a maximum aggregate liability of $500,000, and as limited hereby may be enforced at the option of USB against each Guarantor of Guaranteed Indemnity Obligations severally;

(E) The obligation of Arikian as to any liability covered hereby shall be several and not joint and several with the liability of Arikian not to exceed 1.12% of any such liability for a maximum aggregate liability of $50,000, and as limited hereby may be enforced at the option of USB against each Guarantor of Guaranteed Indemnity Obligations severally;

(F) The obligation of Stogel as to any liability covered hereby shall be several and not joint and several with the liability of Pearce not to exceed 5.62% of any such liability for a maximum aggregate liability of $250,000, and as limited hereby may be enforced at the option of USB against each Guarantor of Guaranteed Indemnity Obligations severally;

(G) The obligation of Ferguson and the Ferguson Trust, collectively, as to any liability covered hereby shall be several and not joint and several with the liability of Ferguson and the Ferguson Trust, collectively. not to exceed 11.24% of any such liability for a maximum aggregate liability of $500,000, and as limited hereby may be enforced at the option of USB against each Guarantor of Guaranteed Indemnity Obligations severally;

(H) Biovest shall be jointly and severally liable for all of the Guaranteed Obligations hereunder.

2. A. Each Individual Guarantor severally (as more particularly defined and limited in maximum and percentage liability in Section 1 hereof) and Biovest jointly and severally absolutely, unconditionally, and irrevocably guarantees the full and prompt payment of any and all amounts which may become payable by Borrower under the Indemnity (the “Guaranteed Indemnity Obligations”); provided, however, that for purpose of determining the Guaranteed Indemnity Obligations guaranteed by the Individual Guarantors, and for such purpose only, the Minimum Return Shortfall shall be determined: (i) as if the internal rate of return anticipated by the Investor, as reflected in the Financial Forecast, was an internal rate of return calculated without inclusion of any deductions of the Fund attributable to interest accruals in excess of payments, and (ii) without reference to any actual deductions taken by the Fund attributable to interest accruals in excess of payments. The terms “Minimum Return Shortfall,” “Investor” and “Financial Forecast” shall all have the meaning set forth in the Indemnity. Each Individual Guarantor severally (as more particularly defined and limited in maximum liability in Section 1 hereof) and absolutely, unconditionally, and irrevocably hereby also agrees to pay all reasonable costs, expenses, damages and attorneys’ fees paid or incurred by USB, the CDE and SLD in endeavoring to collect the Guaranteed Indemnity Obligations or in enforcing this Guaranty against such Individual Guarantor; provided, however, in no event shall any Individual Guarantor be required to pay any amounts required pursuant to the foregoing provisions of this sentence in excess of such Individual Guarantor’s maximum aggregate liability listed in Section 1 hereof. Biovest jointly and severally absolutely, unconditionally, and irrevocably hereby also agrees to pay all reasonable costs, expenses, damages and attorneys’ fees paid or incurred by USB, the CDE and SLD in endeavoring to collect the Guaranteed Indemnity Obligations or the Guaranteed Loan Obligations or in enforcing this Guaranty.

B. Biovest absolutely, unconditionally, and irrevocably guarantees the full and prompt payment of any and all obligations of Borrower on the CDE Loan, together with any Expenses (as such term is defined in the Operating Agreement of the CDE ), as may be payable by Borrower to the CDE or the Fund pursuant to such Operating Agreement (the “Guaranteed Loan Obligations”, together with the Guaranteed Indemnity Obligations, the “Guaranteed Obligations”), and Biovest agrees to pay all reasonable costs, expenses, and attorneys’ fees paid or incurred by USB and the CDE in enforcing this Guaranty.

3. This Guaranty is an absolute, unconditional, and continuing guaranty of payment and performance of the Guaranteed Obligations and shall continue to be in force and be binding upon each Guarantor until all of the Guaranteed Obligations are irrevocably and indefeasibly satisfied or paid in full. This Guaranty is an agreement of payment and performance and not merely of collection.

4. Each Guarantor waives any and all defenses, claims, setoffs, and discharges of Borrower, or any other obligor, pertaining to the Guaranteed Indemnity Obligations or the Guaranteed Loan Obligations, as applicable, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, each Guarantor will not assert, plead, or enforce against USB, the CDE or SLD any defense available to Borrower of waiver, release, discharge, or disallowance in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or any other person liable in respect of any of the Guaranteed Obligations. The liability of each Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting Borrower or any Guarantor or any of their respective assets.

Each Guarantor also waives promptness, diligence, and notice with respect to any Guaranteed Obligations, any change of the time, manner, or place of payment or other term of the Guaranteed Obligations, any exchange, release or non-perfection of any collateral securing payment of any Guaranteed Obligations, and any requirement that USB, the CDE or SLD, as applicable, exhaust any right or take any action against the Borrower or any collateral security.

5. Each Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing the Guaranteed Obligations.

6. If any payment applied by Borrower to the Guaranteed Obligations is thereafter set aside, recovered, rescinded, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency, or reorganization of any Guarantor or any other obligor), the Guaranteed Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence notwithstanding such application, and this Guaranty shall be enforceable as to such Guaranteed Obligations as fully as if such application had never been made.

7. This Guaranty shall be effective upon delivery to USB, the CDE and SLD, without further act, condition, or acceptance by USB or the CDE, shall be binding upon each Guarantor and the successors and assigns of each Guarantor and shall inure to the benefit of USB, the CDE, SLD, and their participants and their successors, and to the benefit of any assignees of the Guaranty and their successors.

8. Each Guarantor represents and warrants as follows:

(a) to the extent Guarantor is an entity, Guarantor is duly organized and validly existing under the laws of the state in which it is organized;

(b) it has all requisite power and authority to execute, deliver, and perform this Guaranty;

(c) to the extent Guarantor is an entity, its execution, delivery, and performance of this Guaranty have been duly authorized by all necessary action on its part;

(d) it has executed and delivered this Guaranty and this Guaranty is the legal, valid, and binding obligation of Guarantor, enforceable against it in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally, and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law);

(e) neither the execution nor delivery of this Guaranty nor compliance with or fulfillment of the terms, conditions, and provisions hereof, conflicts with, results in a material breach or violation of the terms, conditions, or provisions of, or constitutes a material default, an event of default, or an event creating rights of acceleration, termination, or cancellation, or a loss of rights under (i) the organizational documents of Guarantor, to the extent Guarantor is an entity, (ii) any judgment, decree, order, contract, agreement, indenture, instrument, note, mortgage, lease, governmental permit, or other authorization, right, restriction, or obligation to which Guarantor is party or any of its property is subject or by which Guarantor is bound, or (iii) any federal, state, or local law, statute, ordinance, rule, or regulation applicable to Guarantor;

(f) no consent, authorization, approval, order, license, certificate, or permit or act of or from, or declaration of filing with, any governmental authority or any party to any contract, agreement, instrument, lease, or license to which Guarantor is a party or by which Guarantor is bound, is required for the execution, delivery, performance, or compliance with the terms hereof by Guarantor, except as have been obtained as required prior to the date hereof;

(g) there is no pending, or to the best of its knowledge, threatened, litigation against Guarantor in any court or before any commission or regulatory body, whether federal, state, or local, which challenges the validity or enforceability of this Guaranty;

(h) it is not insolvent within the meaning of applicable state laws and federal laws relating generally to bankruptcy, insolvency, or reorganization or relief of debtors; and

(i) the financial statements for Guarantor which have been presented to USB, the CDE and SLD in connection with the transactions contemplated herein are true and correct and fairly present the financial condition of Guarantor for the period covered thereby; there have been no materially adverse changes in Guarantor’s financial condition since the date(s) thereof; and Guarantor has not entered into any commitments or contracts which are not reflected therein which may have a materially adverse effect upon Guarantor’s financial condition, business or operations.

9. All notices, approvals, requests, and demands to be made hereunder to any party hereto shall be made in writing and addressed to the address set forth below and shall be given by either of the following means:

(a) personal delivery or by prepaid courier, or express delivery service (including, but not limited to, Federal Express, Express Mail, or United Parcel Service); or

(b) registered United States mail, return receipt requested, and postage prepaid.

A party’s address may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand, or request sent pursuant to clause (a) shall be deemed received upon such delivery and, if sent pursuant to clause (b), shall be deemed received five (5) days following deposit in the mail.

Biovest:	Biovest International, Inc.
324 S. Hyde Park Avenue
Suite 350
Tampa, Florida 33606

Hopkins:	Hopkins Capital Group II, LLC
c/o Francis E. O’Donnell, Jr., M.D.
709 The Hamptons Lane
Town and Country, MO 63017

O’Donnell:	Francis E. O’Donnell, Jr., M.D.
709 The Hamptons Lane
Town and Country, MO 63017

O’Donnell Trust:	The Francis E. O’Donnell, Jr. Irrevocable Trust
c/o Kathleen M. O’Donnell, Trustee
3101 N. Central
Suite 700
Phoenix, AZ 85012

Ryll:	Dennis L. Ryll
2595 Red Springs Drive
Las Vegas, NV 89135

Osman:	Ronald E. Osman
1602 W. Kimmel St.
Marion, IL 62959

Pearce:	Alan M. Pearce
165 South Orange Ave.
Newark, NJ 07103

Arikian:	Steven R. Arikian, M.D.
151 Beach 147th
Nepentist, NY 11694

Stogel:	Steven J. Stogel
7777 Bonhomme
Suite 1210
St. Louis, MO 63105

Ferguson:	Donald L. Ferguson
11477 Olde Cabin Rd. Ste 110
St. Louis, MO 63141

Ferguson Trust:	Donald L. Ferguson Revocable Trust
11477 Olde Cabin Rd. Ste 110
St. Louis, MO 63141

USB:	US Bancorp Community Development Corporation
Attention: Darren Van’t Hof
1307 Washington Avenue, Suite 300
St. Louis, Missouri 63103
Facsimile: (314) 418-0899
Telephone: (314) 418-0890

With a copy to:	Sonnenschein Nath & Rosenthal, LLP
7800 Sears Tower
Chicago, Illinois 60606
Attention: Scott A. Lindquist, Esq.
Telephone: (312) 876-8970
Facsimile: (312) 876-7934

CDE:	St. Louis New Markets Tax Credit Fund-II, LLC
1015 Locust Street, Suite 1200
St. Louis, MO 63101
Attention: Rodney Crim
Phone: (314) 622-3400
Facsimile: (314) 259-3442

With copy to:	Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, MO 63102-2750
Attention: Mary Gassmann Reichert, Esquire
Phone: (314) 259-2188
Facsimile: (314) 259-2020

SLD:	St. Louis Development Corporation
1015 Locust Street, Suite 1200
St. Louis, MO 63101
Attention: Rodney Crim
Phone: (314) 622-3400
Facsimile: (314) 259-3442

With copy to:	Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, MO 63102-2750
Attention: Mary Gassmann Reichert, Esquire
Phone: (314) 259-2188
Facsimile: (314) 259-2020

10. No transfer or assignment by any of USB, the CDE, SLD or any Guarantor of any of its rights hereunder (whether by operation of laws or otherwise) shall relieve the transferor or assignor of any of its obligations hereunder.

11. In all respects, including, without limitation, matter of construction and performance of this Guaranty and the obligations arising hereunder, this Guaranty shall be governed by, and construed in accordance with the internal laws of the State of Delaware applicable to contracts and obligations made in such state and any applicable laws of the United States of America.

12. If any term or provisions of this Guaranty or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforced to the fullest extent permitted by law.

13. The waiver of any provision of this Guaranty by USB, the CDE or SLD, as applicable, shall constitute a waiver of this provision on that occasion only, and shall not constitute a waiver of any other provision of this Guaranty, or that provision with respect to any other occasion. No waiver of any provision of this Guaranty by USB, the CDE or SLD, as applicable, shall be deemed effective unless contained in a writing signed by it.

14. Where two or more persons or entities have executed this Guaranty, unless the context clearly indicates otherwise, all references herein to “Guarantor” shall mean the guarantors hereunder or either or any of them. All of the obligations and liability of said guarantors hereunder shall be several or joint and several (as further described in Section 1 of this Guaranty) and shall only apply to a Guarantor to the extent described in Section 2 of this Guaranty. Suit may be brought against said Guarantors, severally or jointly and severally (as further described in Section 1 of this Guaranty), or against any one or more of them, less than all, without impairing the rights of USB, the CDE and SLD against the other or others of said Guarantors; and USB, the CDE or SLD, as applicable, may compound with any one or more of said Guarantors for such sums or sum as it may see fit and/or release such of said Guarantors from all further liability to USB, the CDE and/or SLD, as applicable, for such indebtedness without impairing the right of USB, the CDE or SLD, as applicable, to demand and collect the balance of such indebtedness from the other or others of said Guarantors not so compounded with or released; but it is agreed among said Guarantors themselves, however, that such compounding and release shall not impair the rights of said Guarantors as among themselves.

15. Except as otherwise provided herein, the rights of USB, the CDE and SLD are cumulative and shall not be exhausted by its exercise of any of its rights hereunder or otherwise against Guarantor or by any number of successive actions until and unless all Indebtedness has been paid and each of the obligations of Guarantor hereunder has been performed.

16. This Guaranty may only be modified, waived, altered or amended by a written instrument or instruments executed by the party against which enforcement of said action is asserted. Any alleged modification, waiver, alteration or amendment which is not so documented shall not be effective as to any party.

17. This Guaranty may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

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IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by each Guarantor as of the date first above written.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

HOPKINS CAPITAL GROUP II, LLC

By:	/s/ Francis E. O’Donnell
Francis E. O’Donnell
Title:	Managing Partner

/s/ Francis E. O’Donnell
Francis E. O’Donnell, Jr.

FRANCIS E. O’DONNELL, JR. IRREVOCABLE TRUST

By:	/s/ Kathleen M. O’Donnell, Trustee
Kathleen M. O’Donnell
Trustee

/s/ Dennis L. Ryll
Dennis L. Ryll

/s/ Ronald E. Osman
Ronald E. Osman

/s/ Alan M. Pearce
Alan M. Pearce

/s/ Steven R. Arikian
Steven R. Arikian

/s/ Steven J. Stogel
Steven J. Stogel

/s/ Donald L. Ferguson
Donald L. Ferguson

DONALD L. FERGUSON REVOCABLE TRUST

By:	/s/ Donald L. Ferguson
Donald L. Ferguson
Trustee